Exhibit 99

                    PHYSICIANS RESOURCE GROUP, INC.
                    EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll withholding amounts. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" within the meaning of Code Section 423, and the provisions of the Plan shall be construed in a manner consistent with the requirements of Code Section 423.

     2.   Definitions.

          (a)  "Agent"  shall  have the meaning set forth in paragraph
     11(c).

          (b) "Base Pay" shall mean the regular straight-time and overtime compensation received by an Employee from the Company and its Designated Subsidiaries for personal services rendered by the Employee, excluding payments for incentive compensation, bonuses and other special payments.

          (c)  "Board" shall mean the Company's Board of Directors.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "Commencement Date" shall mean the first day of each Offering Period on which the New York Stock Exchange is open for trading.

          (f) "Common Stock" shall mean the Company's common stock, par value $.01 per share.

          (g) "Company" shall mean Physicians Resource Group, Inc., a Delaware corporation.

          (h)  "Committee"   shall  have  the  meaning  set  forth  in
     paragraph 11(a).

          (i) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of absence due to vacation or sick leave in accordance with the Company's policies or leave agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (j) "Custodian" shall mean the person or entity designated by the Committee or Plan Administrator pursuant to paragraph 11(b).

          (k) "Designated Subsidiary" shall mean each Subsidiary that has been designated by the Company's Chief Executive Officer as eligible to become a participating employer in the Plan.
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          (l)  "Effective Date" shall mean January 1, 1997.

          (m) "Employee" shall mean any person who is regularly employed by the Company or a Designated Subsidiary, provided that no independent contractor shall be considered an "Employee" for purposes of the Plan.

          (n) "Exercise Date" shall mean the last day of each Offering Period on which the New York Stock Exchange is open for trading.

          (o) "Fair Market Value" shall mean, on any date, the closing price per share of the Common Stock on the New York Stock Exchange on such date.

          (p) "Offering Period" shall mean each 12 consecutive month period during the continuation of the Plan commencing on January 1st and ending on December 31st, provided that the Committee shall have the power to change the duration of Offering Periods from time to time in its sole discretion.

          (q) "Option Price" shall have the meaning set forth in paragraph 4(c).

          (r) "Participant" shall mean each Employee who is eligible to participate in the Plan and who has elected to participate in the Plan by timely filing a payroll withholding authorization form with the Committee.

          (s) "Plan" shall mean the Physicians Resource Group, Inc. Employee Stock Purchase Plan, as amended from time to time.

          (t) "Plan Administrator" shall mean the person designated by the Committee pursuant to paragraph 11(b).

          (u)  " Reserves"   shall  have  the  meaning  set  forth  in
     paragraph 15(b).

          (v) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.   Eligibility.

          (a) Subject to the requirements of paragraph 4(b), any Employee shall be eligible to participate in the Plan during an Offering Period, provided that as of the Commencement Date of such Offering Period

               (i)  the   Employee's  customary  employment  with  the
          Company or a Designated Subsidiary is more than 20 hours per week and more than five months in any calendar year; and

               (ii) the Employee has maintained Continuous Status as an Employee for at least one year; and

     provided that the Employee maintains Continuous Status as an Employee throughout the Offering Period. For purposes of paragraph 3(a)(ii), service with a "predecessor employer" shall be considered service with the Company or a Designated Subsidiary. The term "predecessor employer" includes any business or entity (i) the ownership or property of which is acquired by the Company or a Designated Subsidiary, or (ii) which is merged into the Company or a Designated Subsidiary.

          (b) Notwithstanding paragraph 3(a)(ii), any person who is an Employee immediately prior to the Effective Date and otherwise meets the requirements of paragraph 3(a) shall be eligible to participate in the Plan in the Offering Period that begins on the Effective Date.

          (c) Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan

               (i) if, immediately after the grant, the Employee (together with any other person whose stock would be attributed to the Employee pursuant to Code Section 424(d)) would own stock and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary; or

               (ii) which permits the Employee's right to purchase stock under all employee stock purchase plans (described in Code Section 423) of the Company and each Subsidiary to accrue at a rate that exceeds $25,000 of Fair Market Value of such stock (determined on the date the option is granted) for each calendar year in which the option is outstanding at any time.

     4.   Grant of Option; Participation.

          (a) On each Commencement Date, the Company shall commence an offer by granting each eligible Employee an option to purchase the maximum number of shares of Common Stock that may be purchased by the eligible Employee pursuant to the Plan, subject to the limitations set forth in paragraph 10.

          (b) Each eligible Employee may elect to participate in the Plan with respect to an offer only by filing a payroll withholding authorization form with the Committee on or before the 15th day of the month preceding the Commencement Date of the Offering Period (or such other date as the Committee may designate from time to time in its sole discretion) authorizing payroll withholding (as set forth in paragraph 5) throughout the Offering Period.

          (c) The option price per share of the Common Stock subject to an offering (the "Option Price") shall be the lesser of

               (i) 85% of the Fair Market Value of a share of Common Stock on the Commencement Date, or

               (ii) 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.

     5.   Payroll Withholding.

          (a) The payroll withholding authorization form filed by an eligible Employee with the Committee shall indicate the percentage amount (in whole numbers) of the Participant's Base Pay (not to exceed 10%) that the Participant elects to use to purchase shares of Common Stock pursuant to the Plan. A Participant may increase or decrease such amount by filing a new payroll withholding authorization form with the Committee, provided that a Participant may not change such amount more than four times in any one calendar year. The change in amount shall be effective as soon as administratively feasible after the Committee's receipt of the new payroll withholding authorization form. A Participant's payroll withholding authorization form shall remain in effect for successive Offering Periods unless modified as provided in this paragraph or terminated as provided in paragraph 8.

          (b) During an Offering Period, the Company shall withhold from each Participant's Base Pay the percentage amount elected by the Participant pursuant to paragraph 5(a). All payroll withholding from a Participant's Base Pay shall be credited to the Participant's Plan account. A Participant may not make any payments for the purchase of Common Stock pursuant to the Plan other than payments pursuant to a payroll withholding authorization form.

          (c) During an Offering Period, a Participant may suspend payroll withholding amounts by filing a new payroll withholding authorization form with the Committee. Payroll withholding amounts previously credited during an Offering Period to the Plan account of a Participant who has suspended payroll withholding amounts for such Offering Period shall be applied to purchase
     Common Stock on the Exercise Date unless the Participant withdraws such amounts in accordance with paragraph 8.

     6. Exercise of Option. Unless a Participant withdraws the Participant's accumulated payroll withholding amounts in accordance with paragraph 8, the Participant's option to purchase Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of whole and fractional shares of Common Stock subject to the option granted to each Participant shall be purchased at the Option Price with the Participant's accumulated payroll withholding amounts. The Common Stock purchased upon exercise of an option shall be deemed to be transferred to the Participant on the Exercise Date. During each Participant's lifetime, the option to purchase shares of Common Stock shall be exercisable only by the Participant.

     7. Delivery. Certificates representing shares of Common Stock purchased upon exercise of a Participant's option shall be held by the Custodian and credited to the Participant's Plan account. Upon written request by a Participant or a Participant's legal representative, the Custodian shall issue certificates to the Participant or the Participant's legal representative for the Common Stock credited to the Participant's Plan account. The Custodian shall issue certificates for whole numbers of shares of Common Stock only and shall pay cash in lieu of fractional shares of Common Stock. The Custodian may require a Participant or a Participant's legal representative to provide such documentation as may be reasonably required in connection with the issuance of certificates of Common Stock.

     8.   Withdrawal; Termination of Employment; Insiders.

          (a) During an Offering Period, a Participant may withdraw all, but not less than all, of the Participant's payroll withholding amounts prior to the Exercise Date of an Offering Period by giving written notice to the Committee. All of the Participant's payroll withholding amounts shall be paid to the Participant as soon as administratively feasible after receipt of written notice of withdrawal, and the Participant's option for the Offering Period shall be automatically terminated.

          (b) Any Participant who withdraws from the Plan during an Offering Period pursuant to paragraph 8(a) shall not be eligible to participate in the Plan for the remainder of the Offering Period. To participate in the Plan for a subsequent Offering Period, the Participant must file a new payroll withholding authorization form with the Committee on or before the date prescribed pursuant to paragraph 4(b).

          (c) Upon termination of a Participant's Continuous Status as an Employee prior to the Exercise Date of an Offering Period on account of retirement or disability (in accordance with the Company's personnel policies) or death, the Participant's payroll withholding amounts shall be used to purchase Common Stock on the next succeeding Exercise Date unless the Participant (or in the case of the Participant's death, the legal representative of the Participant's estate) elects to withdraw the Participant's payroll withholding amounts in cash prior to the Exercise Date. Upon termination of a Participant's Continuous Status as an E m ployee for any other reason, the Participant's payroll withholding amounts shall be refunded to the Participant in cash as soon as administratively feasible after such termination.

     9.   Interest.    No  interest shall accrue on or be payable with
respect to a Participant's payroll withholding amounts.

     10.  Stock.

          (a) The maximum number of shares of Common Stock that shall be reserved for issuance pursuant to the Plan shall be 1,000,000, subject to adjustment due to changes in capitalization of the
     Company as provided in paragraph 15. If the total number of shares of Common Stock that would otherwise be subject to options granted pursuant to paragraph 4(a) on a Commencement Date exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares of Common Stock for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for option grant in a uniform manner. In such event, the Committee shall give notice to each Participant of the reduction in the number of shares of Common Stock available for option grant and, if necessary, shall reduce the rate of payroll withholding of all affected Participants.
     The Plan shall terminate if no Common Stock is available for issuance pursuant to the Plan. The Common Stock available for issuance pursuant to the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Company in the public market for issuance pursuant to the Plan. The Company shall pay all brokerage commissions and fees incurred in connection with the purchase of Common Stock for issuance pursuant to the Plan.

          (b) No Participant shall have rights as a stockholder with respect to Common Stock subject to an option until such shares of Common Stock have been purchased for the Participant's Plan account in accordance with the provisions of the Plan.

          (c) Common Stock to be delivered to a Participant pursuant to the Plan shall be registered in the name of the Participant.

     11.  Administration.

          (a) The Plan shall be administered by a committee comprised of one or more individuals (the "Committee") appointed from time to time by the Board. The Committee shall have full power and authority to promulgate rules and regulations for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan and to take all actions in connection with or in relation to the Plan as it deems necessary or desirable. Decisions of the Committee shall be made by a majority of its members and shall be final for all purposes. The Company shall pay all expenses incurred in the administration of the Plan.

          (b) The Committee may delegate all or part of its power and authority to administer the Plan to a Plan Administrator appointed by the Committee. The Plan Administrator (or the
     Committee if no Plan Administrator has been appointed) may delegate the responsibility for the day-to-day operations of the Plan to a Custodian. The Custodian shall establish and maintain an account for each Participant for the purpose of holding Common Stock on behalf of each Participant.

          (c) An agent (the "Agent") may be appointed by the Committee to perform the functions and have the responsibilities assigned to the Agent in this subparagraph with respect to the purchase of Common Stock. The Committee shall have the right to replace the Agent at any time. Notwithstanding any Plan provision to the contrary, to the extent that Common Stock is purchased in the public market, the Agent shall have all authority to determine the times of purchases, the prices at which purchases shall be made, the manner in which purchases shall be made and the brokers or dealers (which may include the Agent) to make such purchases.

     12. Transferability. Neither payroll withholding amounts nor any rights with regard to the exercise of an option or to receive Common Stock pursuant to the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be ineffective except that the Committee may treat such act as an election to withdraw payroll withholding amounts in accordance with paragraph 8.

     13. Use of Funds. All payroll withholding amounts pursuant to the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate payroll withholding amounts from its other assets.

     14. Reports. Statements of account shall be given to each Participant as soon as administratively feasible after each Exercise Date. The statements shall set forth the Participant's payroll withh-olding amounts throughout the Offering Period, the Option Price, the number of shares of Common Stock purchased and the cash balance, if any, in the Participant's Plan account.

     15. Effect of Certain Changes. Subject to any required action by the stockholders of the Company,

          (a) the number of shares of Common Stock subject to each option granted pursuant to the Plan that has not been exercised,

          (b) the number of shares of Common Stock that has been authorized for issuance pursuant to the Plan but has not been placed under option (collectively, the "Reserves"), and

          (c) the Option Price of Common Stock subject to each option granted pursuant to the Plan that has not been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or similar capital adjustment, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, provided that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board whose determination shall be final, binding and conclusive for all purposes. Except as expressly provided in the Plan, no issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price of the shares of Common Stock subject to an option granted pursuant to the Plan.

     In the event of the dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such event unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each option under the Plan shall be assumed, or an equivalent option shall be substituted by, the successor corporation or a parent or subsidiary of the successor corporation unless the Board determines, in its sole discretion and in lieu of such assumption or substitution

               (i)  to    cancel  each  option  and  refund  to   each
          Participant the payroll withholding amounts received with respect to the cancelled options, or

               (ii) to give each Participant the right to exercise the option as to all of the optioned shares of Common Stock, including shares of Common Stock as to which the option would not otherwise be exercisable.

If the Board makes an option fully exercisable in the event of a merger or sale of assets, the Board shall notify each Participant that the option shall be fully exercisable for a period of at least 30 days from the date of such notice, and the option shall terminate upon the expiration of such period.

     The Board, in its sole discretion, also may adjust the Reserves as well as the Option Price of the Common Stock subject to each outstanding option if the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of Common Stock or consolidates with or merges into any other corporation.

     16.  Amendment  or  Termination.    The  Board  may  at  any time
terminate, suspend or amend the entire Plan or any provision of the Plan. Except as provided in paragraph 15, no such termination shall affect options previously granted, nor may an amendment make any change in any option previously granted that adversely affects the rights of any Participant, nor may an amendment be made without prior approval of the Company's stockholders if such amendment would

          (a) materially increase the number of shares of Common Stock that may be issued pursuant to the Plan; or

          (b) change the designation or class of employees eligible for participation in the Plan;

provided that prior approval of the Company's stockholders with respect to the foregoing shall be required only to the extent required by any statutory law, regulation or stock exchange rule.

     17.  Notices.    All  notices  or  other  communications   by   a
Participant to the Committee under or in connection with the Plan shall be deemed to have been given when received in the form specified by the Committee to the location, or by the person, designated by the Committee for the receipt thereof.

     18. Stockholder Approval. The Plan shall be subject to approval of the Company's stockholders within 12 months before or after the Effective Date of the Plan.

     19. Employment Rights. Participation in the Plan shall not impose any obligations upon the Company to continue the employment of a Participant for any specific period of time and shall not affect the right of the Company to terminate such person's employment at any time, with or without cause.

     20. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with laws of the State of Texas (without giving effect to conflicts of laws principles) and applicable Federal law.

     21. Conditions Upon Issuance of Common Stock. Common Stock shall not be issued with respect to an option unless the exercise of the option and the issuance and delivery of the Common Stock complies with all applicable provisions of law, domestic or foreign, including without limitation the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated under such laws, the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be subject to the approval of counsel to the Company with respect to such legal compliance.

     As a condition to the exercise of an option, the Company may require the person exercising the option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment without any present intention to sell or distribute the Common Stock if, in the opinion of counsel to the Company, such a representation is required by applicable law.

     22.  Effective  Date.    The  Plan  shall  be  effective  on  the
Effective Date subject to the approval of the Plan by the Company's stockholders.